SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GREIF, INC.

(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement)

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GREIF, INC.

425 Winter Road

Delaware, Ohio 43015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Greif, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Greif, Inc. (the “Company”) will be held at its principal executive offices, 425 Winter Road, Delaware, Ohio 43015, on February 27, 2006, at 10:00 A.M., local time, for the following purposes:

1.	To elect nine directors to serve for a one-year term;

2.	To consider and vote upon a proposal to approve the Company’s Amended and Restated Long-Term Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any and all adjournments.

Only stockholders of record of the Class B Common Stock at the close of business on January 17, 2006, will be entitled to vote at this meeting.

Whether or not you plan to attend this meeting, we hope that Class B stockholders will sign the enclosed proxy and return it promptly in the enclosed envelope. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.

/s/ Gary R. Martz
Gary R. Martz
January 20, 2006	Secretary

GREIF, INC.

425 Winter Road

Delaware, Ohio 43015

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 27, 2006

To the Stockholders of Greif, Inc.:

This Proxy Statement is being furnished to all of the stockholders of Greif, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Annual Meeting of Stockholders scheduled to be held on February 27, 2006, at 10:00 A.M., local time, at the Company’s principal executive offices, 425 Winter Road, Delaware, Ohio 43015. It is anticipated that this Proxy Statement and form of proxy will first be sent to the stockholders on or about January 20, 2006.

PROXIES AND VOTING

This Proxy Statement is being furnished to Class B stockholders of the Company, the only class of stockholders entitled to vote at the Annual Meeting of Stockholders, in connection with the solicitation by management of proxies that will be used at the Annual Meeting of Stockholders. Class A stockholders are not entitled to vote at the Annual Meeting of Stockholders, and therefore, this Proxy Statement is being furnished to Class A stockholders for informational purposes only, and no proxy is being solicited from them.

At the Annual Meeting of Stockholders, the Class B stockholders will vote upon: (1) the election of nine directors; (2) a proposal to approve the Company’s Amended and Restated Long-Term Incentive Plan; and (3) such other business as may properly come before the meeting or any and all adjournments.

The nine nominees receiving the highest number of votes will be elected as directors. Class B stockholders do not have the right to cumulate their votes in the election of directors. The vote required for the approval of the Company’s Amended and Restated Long-Term Incentive Plan is the favorable vote of a majority of the outstanding shares of the Class B Common Stock that are voted on this proposal; provided that the total vote cast on the proposal represents over 50 percent in interest of all shares of Class B Common Stock entitled to vote on the proposal.

Shares of Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting of Stockholders in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares represented by that proxy will be voted in favor of the nine nominees described in this Proxy Statement and to approve the Company’s Amended and Restated Long-Term Incentive Plan. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B stockholder’s presence at the Annual Meeting of Stockholders does not by itself revoke the proxy.

Abstentions will be considered as shares of Class B Common Stock present at the Annual Meeting of Stockholders and will be counted for purposes of determining whether a quorum is present. Abstentions will not be counted in the votes cast for the election of directors and will not have a positive or negative effect on the outcome of that election. Abstentions will be counted as votes cast regarding the proposal to approve the Company’s Amended and Restated Long-Term Incentive Plan and will have the same effect as a vote against this proposal.

If your Class B Common Stock is held in street name, you will need to instruct your broker regarding how to vote your Class B Common Stock. If you do not provide your broker with voting instructions regarding the election of directors, your broker will nevertheless have the discretion to vote your shares of Class B Common Stock for the election of directors. There are certain other matters, however, over which your broker does not have discretion to vote your Class B Common Stock without your instructions—these situations are referred to as “broker non-votes.” The proposal regarding the Company’s Amended and Restated Long-Term Incentive Plan falls into this category. If you do not provide your broker with voting instructions on this proposal, your shares of Class B Common Stock will not be voted on this proposal. Broker non-votes will not be considered as votes cast on this proposal.

The close of business on January 17, 2006, has been fixed as the record date for the determination of Class B stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. On the record date, there were outstanding and entitled to vote 11,538,645 shares of Class B Common Stock. Each share of the Class B Common Stock is entitled to one vote.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

At the Annual Meeting of Stockholders, shares of the Class B Common Stock represented by the proxies, unless otherwise specified, will be voted to elect as directors for one-year terms Michael J. Gasser, Vicki L. Avril, Charles R. Chandler, Michael H. Dempsey, Bruce A. Edwards, Daniel J. Gunsett, Judith D. Hook, Patrick J. Norton, and William B. Sparks, Jr., the nine persons recommended by the Nominating and Corporate Governance Committee of the Board of Directors, all of whom, except Bruce A. Edwards, are currently directors of the Company. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee named above is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice. David J. Olderman, currently a director of the Company, will be retiring from the Board as of the end of his term. Accordingly, Mr. Olderman is not standing for re-election.

Proxies cannot be voted at the Annual Meeting of Stockholders for a number of persons greater than the nine nominees named in this Proxy Statement.

Biographies of Director Nominees

Michael J. Gasser, 54, has been a director since 1991. He has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1994. Mr. Gasser has been an executive officer of the Company since 1988. He is a member of the Executive and Stock Repurchase Committees. He is also a director for Bob Evans Farms, Inc., a restaurant and food products company.

Vicki L. Avril, 51, has been a director since 2004. She has been Senior Vice President and Chief Financial Officer of IPSCO, Inc., a steel manufacturing and tubular company, since May 2004. From 2001 until its sale in 2003, Ms. Avril was Senior Vice President and Chief Financial Officer of Wallace Computer Services, Inc., a print management company. From 1999 to 2000, Ms. Avril served as a private consultant. She is a member of the Audit, Compensation and Stock Option Committees.

Charles R. Chandler, 70, has been a director since 1987. He has been an investor since his retirement as Vice Chairman of the Company in September 2002, a position he held for more than five years. From 1999 through September 2002, Mr. Chandler also served as President of Soterra LLC, a subsidiary of the Company. He is a member of the Executive Committee.

Michael H. Dempsey, 49, has been a director since 1996. He has been an investor since 1997. Prior to 1997, Mr. Dempsey was the President of Kuschall of America, a wheelchair manufacturing company. He is a member of the Executive, Nominating and Corporate Governance and Stock Option Committees. Mr. Dempsey is the brother of Judith D. Hook.

Bruce A. Edwards, 50, is the Chief Executive Officer of Americas of Exel, Inc., a supply chain service company, and has held that position for more than five years.

Daniel J. Gunsett, 57, has been a director since 1996. For more than five years, Mr. Gunsett has been a partner with the law firm of Baker & Hostetler LLP. He is a member of the Compensation, Executive, Nominating and Corporate Governance, Stock Option and Stock Repurchase Committees.

Judith D. Hook, 52, has been a director since 2003. Ms. Hook has been an investor for more than five years. She is a member of the Audit and Compensation Committees. Ms. Hook is the sister of Michael H. Dempsey.

Patrick J. Norton, 55, has been a director since 2003. Mr. Norton retired as Executive Vice President and Chief Financial Officer of The Scotts Company, a consumer lawn and garden products company, in January 2003. Mr. Norton served as Executive Vice President and Chief Financial Officer of The Scotts Company from

May 2000 until his retirement. He is a member of the Audit and Compensation Committees. Mr. Norton also serves as a director of The Scotts Company.

William B. Sparks, Jr., 64, has been a director since 1995. He has been President and Chief Operating Officer of the Company for more than five years.

Directors Attendance at Annual Meeting of Stockholders

Under the Company’s Corporate Governance Guidelines, directors are expected to attend the Company’s Annual Meeting of Stockholders. All of the persons who served as directors last year and who are standing for re-election attended last year’s Annual Meeting of Stockholders.

PROPOSAL NO. 2—APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

Proposal

At the Annual Meeting of Stockholders, the Class B stockholders will be requested to consider and act upon a proposal to approve various amendments to, and a restatement of, the Company’s Long-Term Incentive Plan.

The Company’s Long-Term Incentive Plan was initially approved by Class B stockholders at the Company’s 2002 Annual Meeting of Stockholders. An amendment to the Long-Term Incentive Plan was approved by Class B stockholders at the Company’s 2004 Annual Meeting of Stockholders. In January 2006, the Board of Directors approved additional amendments to the Long-Term Incentive Plan, some of which are substantive in nature. In connection with these additional amendments, the Board of Directors desires to restate the Long-Term Incentive Plan to reflect all prior and proposed amendments to the Plan. A copy of the Amended and Restated Long-Term Incentive Plan (the “A&R Long-Term Incentive Plan”) is attached as Exhibit A to this Proxy Statement.

In order to become effective, the A&R Long-Term Incentive Plan must be approved by the Class B stockholders within 12 months following adoption by the Board of Directors. If the A&R Long-Term Incentive Plan is not approved by Class B stockholders at the Annual Meeting of Stockholders, then the Long-Term Incentive Plan as currently in effect will continue in full force and effect without change thereto. At the Annual Meeting of Stockholders, unless otherwise indicated, proxies will be voted for approval of the A&R Long-Term Incentive Plan.

Substantive Changes Proposed to Long-Term Incentive Plan

The following summarizes the substantive changes proposed to the Company’s Long-Term Incentive Plan as currently in effect:

	Current Long-Term Incentive Plan	A&R Long-Term Incentive Plan

• Payment of awards	A participant’s final award is paid 80% in cash, in one lump sum, and 20% in restricted shares	A participant’s final award is paid in a combination of cash, in one lump sum, and restricted shares, as determined by the Subcommittee (defined below) no later than the time the relevant performance criteria and award opportunities are established

• Calculation of number of restricted shares awarded	The number of restricted shares awarded to a participant is based on the closing prices of such shares on the last trading day that precedes the day on which a final award is paid to a participant	The number of restricted shares awarded to a participant is based on the average closing prices of such shares during the 90-day period preceding the last trading day that precedes the day that the performance criteria for the applicable performance period are established

• Last grant date for award opportunities	No award opportunities may be granted for any performance period ending after October 31, 2011	No award opportunities may be granted for any performance period ending after October 31, 2015

	Current Long-Term Incentive Plan	A&R Long-Term Incentive Plan

• Definition of “free cash flow”	The Company’s net income for the performance period, plus depreciation and amortization, less cash dividends, equity in earning of affiliates and capital expenditures, and plus or minus changes in working capital, changes in deferred taxes and such other adjustments that the Subcommittee determines are necessary or proper to reflect accurately the free cash flow of the Company	The Company’s net cash provided by operating activities for the performance period, subject to such adjustments that the Subcommittee determines are necessary or proper to reflect accurately the free cash flow of the Company

Summary of the A&R Long-Term Incentive Plan

The A&R Long-Term Incentive Plan has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1.0 million paid to “covered employees.” Covered employees are the Company’s chief executive officer and its four other most highly compensated executive officers. However, “qualified performance-based compensation” for those covered employees is exempt from this limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation. The terms of an objective formula must preclude discretion to increase the amount of compensation payable to covered employees that would otherwise be due upon attainment of the goal. When the amount of compensation to be paid upon attainment of the performance goal is based upon a percentage of base salary, the objective formula will not be considered discretionary under Section 162(m) of the Code if the maximum dollar amount to be paid is fixed at the time the performance goal is established.

The following discussion describes important aspects of the A&R Long-Term Incentive Plan, including the proposed substantive changes described above. See “Substantive Changes Proposed to Long-Term Incentive Plan.” This discussion is intended to be a summary of the material provisions of the A&R Long-Term Incentive Plan. Because it is a summary, some details that may be important to you are not included. For this reason, the entire proposed A&R Long-Term Incentive Plan is attached as Exhibit A to this Proxy Statement. You are encouraged to read the A&R Long-Term Incentive Plan in its entirety.

Purpose

The primary purposes of the A&R Long-Term Incentive Plan are to retain, motivate and attract top caliber executives, focus management on the key measures that drive superior performance, provide compensation opportunities that are externally competitive and internally consistent with the Company’s total compensation strategies, and provide award opportunities that are comparable in both character and magnitude to those provided through stock-based plans.

Administration

The A&R Long-Term Incentive Plan is administered by the Special Subcommittee on Incentive Compensation of the Board (the “Subcommittee”). This Subcommittee is composed of independent directors, meaning directors who are not officers or employees of the Company. Among other things, the Subcommittee has the authority to select employees to participate in the A&R Long-Term Incentive Plan, to determine the size and types of award opportunities and final awards, and to determine the other terms and conditions of award opportunities under the A&R Long-Term Incentive Plan (subject to the terms of the A&R Long-Term Incentive Plan). The Subcommittee also has the authority to establish and amend rules and regulations relating to the A&R Long-Term Incentive Plan and to make all other determinations necessary or advisable for the administration of the A&R Long-Term Incentive Plan. All decisions made by the Subcommittee pursuant to the A&R Long-Term Incentive Plan are made at the Subcommittee’s sole discretion and will be final and binding.

Eligibility

Employees of the Company who are designated by the Subcommittee as “key employees” are eligible to participate and receive awards under the A&R Long-Term Incentive Plan. In general, an employee may be designated as a key employee if he or she is responsible for, or contributes to, the management, growth and/or profitability of the business of the Company in a material way. Key employees who are chosen to participate in the A&R Long-Term Incentive Plan for any given performance period are so notified in writing and are apprised of the performance criteria and related award opportunities determined for them for the relevant performance period. Performance periods are consecutive and overlapping three-year cycles.

Establishment of Performance Goals/Criteria

Prior to the beginning of each performance period, the Subcommittee selects and establishes performance goals for that performance period which, if met, will entitle participants to the payment of the incentive compensation award. The performance goals are based on targeted levels of increases in (a) earnings per share, and (b) “free cash flow” or (c) such other measures of performance success as the Subcommittee may determine. Free cash flow is defined as the Company’s net cash provided by operating activities for the performance period, subject to such adjustments that the Subcommittee determines are necessary or proper to reflect accurately the free cash flow of the Company.

The Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of award opportunities based on percentage multiples of the “target incentive award,” which is the incentive compensation amount to be paid to participants when the performance criteria designated as the “100% award level” is met. The target incentive award for a participant is based on a percentage of that Participant’s average base salary (exclusive of any bonus and other benefits) during the performance period; provided, however, that in the event that the average base salary of a covered employee during the performance period exceeds by more than 130% the base salary of that covered employee on the first day of the performance period, such covered employee’s average base salary for purposes of calculating the participant’s final award is capped at 130% of such covered employee’s base salary on the first day of the performance period. In addition, in no event may a final award paid to any participant under this Plan for any performance period exceed $6.0 million.

In addition, each range of performance goals may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The Subcommittee may also establish minimum levels of performance goal achievement below which no awards are paid to any participant. Notwithstanding any other provision in the A&R Long-Term Incentive Plan to the contrary, the performance criteria applicable to any participant who is, or who is determined by the Subcommittee to be likely to become, a covered employee will be limited to growth, improvement or attainment of certain levels of return on capital, equity, or operating costs, economic value added, margins, total stockholder return on market value, operating profit or net income, cash flow, earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation and amortization, sales, throughput, or product volumes, or costs or expenses. These performance criteria may be expressed either on an absolute basis or relative to other companies selected by the Subcommittee.

Establishment of Awards; Final Awards

After the performance goals are established, the Subcommittee will align the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period will determine the “final awards” (i.e., the actual incentive compensation earned during the performance period by the participant). After establishing the performance criteria, the Subcommittee will establish the award opportunities for the participants which correspond to various levels of achievement of the pre-established performance criteria. The established award opportunities will vary in relation to the job classification of each participant. Once established, the performance criteria normally will not be changed during the performance period. However, if the Subcommittee determines that external or internal changes or other unanticipated business conditions materially affected the fairness of the goals or render the performance criteria unsuitable, then the Subcommittee may approve appropriate adjustments to the performance criteria (either up or down) during the performance period to participants other than covered employees. In addition, at the time the award subject to performance criteria is made and performance criteria are established, the Subcommittee is authorized to determine the manner in which the performance criteria will be calculated or measured to take into account certain factors over which participants have no or limited control. At the end of each performance period, the Subcommittee will certify the extent to which the performance criteria were met during the performance period and determine the final awards for the participants.

Payment of Final Awards

A participant’s final award will be paid in the form of cash, in one lump sum, and restricted shares, as determined by the Subcommittee no later than the time the relevant performance criteria and award opportunities are established. The Subcommittee will determine whether an award of restricted shares will be Class A, Class B, or a combination of Class A and Class B shares. A participant’s ability to transfer his or her restricted shares will be subject to such restrictions as may be imposed by the Subcommittee. The number of restricted shares awarded to a participant will be based on the average closing prices of such shares during the 90-day period preceding the last trading day that precedes the day that the performance criteria for the applicable performance period are established.

Termination of Employment

A participant whose employment terminates because of death, disability or retirement during the performance period for an award will receive a pro rata portion of the award, based upon the extent to which the performance goals had been achieved before such termination. A participant whose employment terminates for any other reason before the end of the performance period for an award will not be entitled to any payment with respect to the award.

Amendment; Last Grant Date for Award Opportunities

The A&R Long-Term Incentive Plan may be amended, modified or terminated by the Subcommittee at any time, but no such amendment, modification or termination may materially reduce the right of a participant to a payment or distribution under the A&R Long-Term Incentive Plan to which such participant has already become entitled, without the consent of such participant. In addition, any amendment which will make a change which may require stockholder approval under the rules of any exchange on which the Company’s Common Stock is listed, or in order for awards granted under the A&R Long-Term Incentive Plan to qualify for an exemption from Section 162(m) of the Code, will require stockholder approval.

No award opportunities may be granted for any performance period ending after October 31, 2015.

Reasons for Stockholder Approval

Under the listing standards of the New York Stock Exchange (“NYSE”), listed companies, such as the Company, are required to receive stockholder approval for compensation plans and any material revisions to the terms of such plans, which provide equity-based awards to employees or directors. The proposed changes to the current Long-Term Incentive Plan constitute material revisions to an equity-based compensation plan. In addition, stockholder approval of the material terms of the A&R Long-Term Incentive Plan is necessary in order for compensation under the A&R Long-Term Incentive Plan to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code. For these reasons, Class B stockholders of the Company are being asked to approve the Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE INCENTIVE PLAN.

BOARD OF DIRECTORS AND COMMITTEES

Board Meetings

The Company’s Board of Directors (the “Board”) held five meetings during the 2005 fiscal year. Each person who served as a director last year and who is standing for re-election attended at least 75% of the meetings held by the Board and committees on which he or she served during the 2005 fiscal year. The Board has affirmatively determined that a majority of the Company’s directors meet the categorical standards of independence adopted by the Board and are independent directors as defined in the listing standards of the New York Stock Exchange (“NYSE”). See “Corporate Governance—Director Independence.”

Board Committees and Committee Meetings

The Board has established an Executive Committee, a Compensation Committee, an Audit Committee, a Stock Option Committee, a Stock Repurchase Committee and a Nominating and Corporate Governance Committee. The Board has affirmatively determined that each of the members of the Compensation, Audit and Nominating and Corporate Governance Committees meet the categorical standards of independence adopted by the Board and are independent directors as defined in the NYSE listing standards. See “Corporate Governance—Director Independence.”

The Board has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Copies of these charters are available on the Company’s Internet Web site. See “Corporate Governance—Availability of Corporate Governance Documents.”

The Executive Committee, whose current members are Messrs. Gasser, Chandler, Dempsey and Gunsett, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee held seven meetings during the 2005 fiscal year.

The Compensation Committee, whose current members are Messrs. Gunsett, Norton and Olderman and Mses. Avril and Hook, is responsible, among other matters, for discharging the Board’s responsibility relating to the compensation of executive officers and directors. This is accomplished by evaluating the compensation, fringe benefits and perquisites provided to the Company’s officers and adopting compensation policies applicable to the Company’s executive officers, including the specific relationship, if any, of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company’s Chief Executive Officer should be based. The Compensation Committee held five meetings during the 2005 fiscal year. See “Compensation Committee Report on Executive Compensation.”

The Audit Committee, whose current members are Messrs. Norton and Olderman and Mses. Avril and Hook, is responsible, among other matters, for engaging and, when appropriate, replacing the Company’s independent auditors, reviewing with such auditors the scope and results of their audit, reviewing the Company’s accounting functions, operations and management, and considering the adequacy and effectiveness of the internal accounting controls and internal auditing methods, policies and procedures of the Company. No member of the Audit Committee may simultaneously serve on the audit committee of more than two other publicly traded companies. The Audit Committee held five meetings during the 2005 fiscal year. See “Report of the Audit Committee.”

The Stock Option Committee, whose current members are Messrs. Dempsey, Gunsett and Olderman and Ms. Avril, is responsible for administering the Company’s 2001 Management Equity Incentive and Compensation Plan (see “Executive Compensation—Stock Award Plan” below), which plan provides for the awarding of stock options and restricted and performance shares of the Company’s Class A Common Stock to key employees. The Stock Option Committee held one meeting during the 2005 fiscal year.

The Stock Repurchase Committee, whose current members are Messrs. Gasser and Gunsett, is responsible for administering the Company’s Stock Repurchase Program. The Stock Repurchase Committee held three meetings during the 2005 fiscal year.

The Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”), whose current members are Messrs. Dempsey and Gunsett, is responsible, among other matters, for recommending to the Board a slate of director nominees for election at each annual meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors. The Board then acts on the Nominating Committee’s recommendations and is responsible for (1) recommending to stockholders a slate of director nominees for election at each annual meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors and (2) nominating at such meetings those persons it has recommended as director nominees. The Nominating Committee held one meeting during the 2005 fiscal year.

Director Compensation Arrangements

Outside directors of the Company receive an annual retainer of $44,000, plus $1,500 for each Board meeting, $1,500 for each Audit Committee meeting and $1,250 for all other committee meetings attended. The Audit Committee chairperson receives an additional retainer of $14,000 per year and all other committee chairpersons receive an additional retainer of $7,000 per year. Outside directors may defer all or a portion of their fees pursuant to a directors deferred compensation plan. No director fees are paid to directors who are employees of the Company or any of its subsidiaries.

Outside directors of the Company may receive options to purchase shares of the Company’s Class A Common Stock, restricted shares of the Company’s Class A Common Stock and/or stock appreciation rights under the terms of the 2005 Outside Directors Equity Award Plan. The Compensation Committee is responsible for administering the 2005 Outside Directors Equity Award Plan. The Compensation Committee has authorized that immediately following the 2006 Annual Meeting of Stockholders, each of the outside directors will be awarded a number of restricted shares of Class A Common Stock under this Plan in an amount equal to $50,000 divided by the last reported sale price of a share of Class A Common Stock on the NYSE on February 26, 2006 (the last trading day immediately preceding the date of the Annual Meeting of Stockholders). These shares of Class A Common Stock will be fully vested on the award date, will not be subject to any further risk of forfeiture, will be eligible to participate in the receipt of all dividends declared on the Company’s shares of Class A Common Stock and will be subject to restrictions on transfer until the earlier of February 27, 2009, or the recipient’s retirement from the Board. Outside directors may further defer their receipt of all or a portion of these shares pursuant to the directors deferred compensation plan.

Immediately following the 2005 Annual Meeting of Stockholders, each outside director received options to purchase 2,000 shares of the Company’s Class A Common Stock under the 2005 Outside Directors Equity Award Plan. A total of 14,000 options were granted to outside directors at an option price of $64.35 per share. The options were granted at an exercise price equal to the market value on the date the options were granted and were immediately exercisable. The options expire ten years after the date of grant.

CORPORATE GOVERNANCE

Communications with the Board

The Board believes it is important for stockholders to have a process to send communications to the Board. Accordingly, any stockholder or other interested party who desires to make his or her concerns known to the non-management directors or to the entire Board may do so by communicating with the chairperson of the Audit Committee by e-mail to audit.committee@greif.com or in writing to Audit Committee Chairperson, Greif, Inc., 425 Winter Road, Delaware, Ohio 43015. All such communications will be forwarded to the non-management directors or the entire Board as requested in the communication.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet without the Company’s management at least four times each year, and during at least one of those meetings, the non-management directors schedule an executive session that includes only independent directors. These meetings are typically held in conjunction with a regularly scheduled Board meeting and at such other times as necessary or appropriate. The chairpersons of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee rotate as chairperson of meetings of the non-management directors.

Director Independence

The Board has adopted categorical standards to assist it in making its determination of director independence. Under these standards, a director of the Company will be considered independent unless:

(a) within the preceding three years, (i) the director was employed by the Company, or (ii) an immediate family member of the director was employed by the Company as an executive officer;

(b) within the preceding three years, the director or an immediate family member of the director received more than $100,000, during any twelve-month period, in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(c) the director or an immediate family member of the director is a current partner of a firm that is the Company’s present internal or external auditor; the director is a current employee of a firm that is the Company’s present internal or external auditor; an immediate family member of the director is a current employee of the Company’s present internal or external auditor and participates in that firm’s audit, assurance or tax compliance practice (excluding tax planning); or the director or an immediate family member of the director was within the preceding three years, but is no longer, a partner or employee of a firm that is the Company’s present internal or external auditor and personally worked on the Company’s audit within that time;

(d) the director or an immediate family member of the director is, or has been within the preceding three years, employed as an executive officer of another company for which any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

(e) the director is an employee, executive officer, partner (other than a limited partner) or significant equity holder of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues, or an immediate family member of the director is a current executive officer of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues;

(f) the director is an executive officer, partner or significant equity holder of another organization that is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness exceeds 2% of the total consolidated assets of such organization; or

(g) within the preceding three years, the director was an executive officer, trustee or director of a foundation, university or other non-profit or charitable organization receiving grants, endowments or other contributions from the Company, in any single fiscal year, which exceeded the greater of $1.0 million or 2% of such charitable organization’s consolidated gross revenues.

For purposes of the above standards: (i) compensation received by an immediate family member of a director for service as a non-executive employee of the Company shall not be considered in determining independence under (b) above; (ii) in applying the test under (e) above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year and the look-back provisions shall apply solely to the financial relationship between the Company and the director or immediate family member’s current employer and not to former employment of the director or immediate family member; (iii) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but in applying any lookback provisions, the Company will not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated; and (iv) a significant equity holder of an organization will normally be considered a stockholder, limited partner or member owning 10% or more of the voting or equity interests in that organization. These categorical standards are also set forth on the Company’s Internet Web site. See “—Availability of Corporate Governance Documents.”

The Board has determined that Ms. Avril, Mr. Dempsey, Mr. Gunsett, Ms. Hook and Mr. Norton, a majority of the Company’s directors, are independent under the above categorical standards. These directors are also independent directors as defined in the listing standards of the New York Stock Exchange (“NYSE”). Mr. Edwards, if elected, will be independent under the above categorical standards and the NYSE listing standards. Mr. Gasser and Mr. Sparks, who are employees of the Company, and Mr. Chandler, who is a former employee of the Company, are not independent directors under the above categorical standards or the NYSE listing standards. However, the Board has determined that Mr. Chandler will be independent under the above categorical standards as of February 1, 2006. At that time, Mr. Chandler will also be independent under the NYSE listing standards.

Nomination of Directors

The Nominating Committee will consider individuals recommended by stockholders for membership on the Board. If a stockholder desires to recommend an individual for membership on the Board, then that stockholder must provide a written notice to the Secretary of the Company at 425 Winter Road, Delaware, Ohio 43015 (the “Recommendation Notice”). In order for a recommendation to be considered by the Nominating Committee, the Recommendation Notice must contain, at a minimum, the following: the name and address, as they appear on the Company’s books, and telephone number of the stockholder making the recommendation, including information on the number of shares and class of stock owned, and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Nominating Committee desires to do so; the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; and, if known to the stockholder, any material interest of such stockholder or individual being recommended in any proposals or other business to be presented at the Company’s next Annual Meeting of Stockholders (or a statement to the effect that no material interest is known to such stockholder).

Except for the director nominees recommended by the Nominating Committee to the Board, no person may be nominated for election as a director of the Company during any stockholder meeting unless such person was first recommended by a stockholder for Board membership in accordance with the procedures set forth in the preceding paragraph and the Recommendation Notice was received by the Company not less than 60 days nor more than 90 days prior to the date of such meeting; provided, however, if less than 75 days notice or prior public disclosure of the date of a stockholders’ meeting is given or made to stockholders, then, in order to be timely received, the Recommendation Notice must be received by the Company no later than the close of business on the 10th day following the day on which such notice of the date of the stockholders’ meeting was mailed or such public disclosure was made.

The Nominating Committee’s Charter sets forth certain specific, minimum qualifications that must be met by a Nominating Committee-recommended nominee for a position on the Board, as well as qualities and skills that Board members possess. The Nominating Committee determines, and reviews with the Board on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board as a whole. This assessment considers director’s qualification as independent, as well as diversity, age, skill and experience in the context of the needs of the Board. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board activities and the willingness to do so. Ultimately, the Nominating Committee will select prospective Board members who the Nominating Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

In the event that the Nominating Committee, the Board or the Chairman/Chief Executive Officer identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating Committee initiates a search process and informally keeps the Board apprised of progress. The Nominating Committee may seek input from members of the Board, the Chairman/Chief Executive Officer and other management and, if necessary, hire a search firm. In addition, as a matter of policy, the Nominating Committee will consider candidates for Board membership recommended by stockholders. The initial candidate or candidates, including anyone recommended by a stockholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board are then reviewed and evaluated by the Nominating Committee; the evaluation process for candidates recommended by stockholders is not to be different. The Nominating Committee is to maintain and update a list of candidates recommended from all sources. The Nominating Committee will then determine the Nominating Committee member or Board member or other person involved in the process (such as a search firm) who will make the initial contact with the prospective candidate or candidates. The Chairman/Chief Executive Officer and at least one member of the Nominating Committee will interview the identified candidate or candidates. Based on the interviews and all other information available to the Nominating Committee, the Nominating Committee will meet to consider and approve a final candidate or candidates, as the case may be. The Nominating Committee then will make its recommendation to the Board.

The Company has not, as of January 17, 2006, received any recommendations from stockholders for nominees for the Board.

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines applicable to the Company’s directors, officers and other key employees. The Board believes that these stock ownership guidelines will further align the interests of the Company’s directors, officers and other key employees with the interests of the Company’s stockholders and further promote the Company’s commitment to sound corporate governance. These stock ownership guidelines will become effective if the Company’s stockholders approve the Amended and Restated Long-Term Incentive Plan. See ”Proposal No. 2—Approval of Amended and Restated Long-Term Incentive Plan.” Upon becoming effective, the stock ownership guidelines will be available on the Company’s Internet Web site. See “—Availability of Corporate Governance Documents.”

Availability of Corporate Governance Documents

The Board has adopted the following corporate governance documents with respect to the Company (the “Corporate Governance Documents”):

•	Corporate Governance Guidelines of the Board;

•	Code of Business Conduct and Ethics for directors, officers and employees (which is available in several different languages);

•	Code of Ethics for Senior Financial Officers;

•	Stock Ownership Guidelines applicable to directors, officers and other key employees (available upon becoming effective);

•	Charter for the Audit Committee;

•	Charter for the Nominating and Corporate Governance Committee;

•	Charter for the Compensation Committee; and

•	Independence Standards for Directors.

Each of the Corporate Governance Documents is posted on the Company’s Internet Web site at www.greif.com under “Investor Center—Corporate Governance.” Copies of each of the Corporate Governance Documents are also available in print to any stockholder of the Company, without charge, by making a written request to the Company. Requests should be directed to Greif, Inc., Attention: Secretary, 425 Winter Road, Delaware, Ohio 43015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January 10, 2006, with respect to the only persons known by the Company to be the beneficial owners of 5% or more of the Class B Common Stock, the Company’s only class of voting securities:

Name and Address	Class of Stock	Type of Ownership	Number of Shares	Percent of Class
Michael H. Dempsey 2240 Encinitas Boulevard Suite D-403 Encinitas, California 92024	Class B	See (1) and (2) below	6,641,947	57.56%

Naomi C. Dempsey Trust c/o Michael H. Dempsey, Trustee 2240 Encinitas Boulevard Suite D-403 Encinitas, California 92024	Class B	See (2) below	5,375,904	46.59%

Robert C. Macauley 88 Hamilton Avenue Stamford, Connecticut 06902	Class B	Record and Beneficially	1,082,456	9.38%

Virginia D. Ragan 65 East State Street Suite 2100 Columbus, Ohio 43215	Class B	Record and Beneficially	637,438	5.52%

Mary T. McAlpin 65 East State Street Suite 2100 Columbus, Ohio 43215	Class B	Record and Beneficially	631,694	5.47%

(1)	Includes shares held (A) individually by Mr. Dempsey (507,285 shares), (B) by Mr. Dempsey as trustee of the Naomi C. Dempsey Trust (5,375,904 shares), the Naomi C. Dempsey Charitable Lead Annuity Trust (107,130 shares), and the Judith D. Hook Florida Intangibles Trust (389,466 shares), and (C) by Mr. Dempsey as president of the All Life Foundation (261,370 shares), a charitable foundation. Also includes shares held by the Henry C. Dempsey Irrevocable Trust (792 shares), of which Mr. Dempsey’s spouse is the trustee (the “HCD Trust”). Mr. Dempsey disclaims beneficial ownership of the shares held by the HCD Trust.

(2)	Includes shares held of record and beneficially by the Naomi C. Dempsey Trust. Mr. Dempsey is the trustee of this Trust. See (1) above.

The following table sets forth certain information, as of January 10, 2006, with respect to the Class A Common Stock and Class B Common Stock (the only equity securities of the Company) beneficially owned, directly or indirectly, by each director and each executive officer named in the summary compensation table:

	Title and Percent of Class (1)
Name	Class A		%
Vicki L. Avril	2,000		*
Charles R. Chandler	65,000		*
Michael H. Dempsey	29,059	(2)	*
Michael J. Gasser	199,328		1.66%
Daniel J. Gunsett	16,000		*
Judith D. Hook	4,000		*
Donald S. Huml	27,843		*
Gary R. Martz	28,921		*
Patrick J. Norton	6,000		*
David J. Olderman	3,000	(3)	*
Michael L. Roane	16,619		*
William B. Sparks, Jr.	73,171		*

	Title and Percent of Class (1)
Name	Class B		%
Vicki L. Avril	0		*
Charles R. Chandler	0		*
Michael H. Dempsey	6,641,947	(4)	57.56%
Michael J. Gasser	11,898		*
Daniel J. Gunsett	1,000		*
Judith D. Hook	0	(5)	*
Donald S. Huml	0		*
Gary R. Martz	300		*
Patrick J. Norton	0		*
David J. Olderman	21,474	(6)	*
Michael L. Roane	0		*
William B. Sparks, Jr.	3,448		*

*	Less than one percent.

(1)	Except as otherwise indicated below, the persons named in the table (and their spouses, if applicable) have sole voting and investment power with respect to all shares of Class A Common Stock or Class B Common Stock, as the case may be, owned by them. This table includes shares for Class A Common Stock subject to currently exercisable options, or options exercisable within 60 days of January 10, 2006, granted by the Company under certain stock option plans, for the following directors and named executive officers: Ms. Avril—2,000; Mr. Chandler—55,000; Mr. Dempsey—20,000; Mr. Gasser—190,500; Mr. Gunsett—16,000; Ms. Hook—4,000; Mr. Huml—22,500; Mr. Martz—27,500; Mr. Norton—6,000; Mr. Olderman—2,000; Mr. Roane—15,000; and Mr. Sparks—67,000.

(2)	Includes shares held (A) individually by Mr. Dempsey (874 shares), (B) by Mr. Dempsey as trustee of the Naomi C. Dempsey Trust (2,349 shares), and the Judith D. Hook Florida Intangibles Trust (5,836 shares).

(3)	Includes shares held in Mr. Olderman’s self-directed profit sharing plan (1,000 shares).

(4)

Includes shares held (A) individually by Mr. Dempsey (507,285 shares), (B) by Mr. Dempsey as trustee of the Naomi C. Dempsey Trust (5,375,904 shares), the Naomi C. Dempsey Charitable Lead Annuity Trust

(107,130 shares), and the Judith D. Hook Florida Intangibles Trust (389,466 shares), and (C) by Mr. Dempsey as president of the All Life Foundation (261,370 shares), a charitable foundation. Also includes shares held by the HCD Trust (792 shares), of which Mr. Dempsey’s spouse is the trustee. Mr. Dempsey disclaims beneficial ownership of the shares held by the HCD Trust.

(5)	Does not include shares held by the Judith D. Hook Florida Intangibles Trust (389,466 shares), of which Mr. Dempsey is the trustee. Ms. Hook is a beneficiary of this trust.

(6)	Includes shares held (A) individually by Mr. Olderman (15,414 shares), (B) by Mr. Olderman’s self-directed profit sharing plan (3,060 shares) and (C) by Mr. Olderman as trustee of the Jean Olderman Trust (1,000 shares), Jill Olderman Trust (1,000 shares) and David Olderman Trust (1,000 shares).

The Class A Common Stock has no voting power, except when four quarterly cumulative dividends upon the Class A Common Stock are in arrears.

The following table sets forth the equity securities owned or controlled by all directors and executive officers as a group (21 persons) as of January 10, 2006:

Title of Class of Stock	Amount Beneficially Owned	Percent of Class
Class A Common Stock(1)	525,816	4.38%
Class B Common Stock	6,681,067	57.90%

(1)	Shares represent the number of shares beneficially owned, directly or indirectly, by each director and executive officer as of January 10, 2006. The number includes shares subject to currently exercisable options or options exercisable within 60 days of January 10, 2006, granted by the Company under certain stock option plans, for the directors and executive officers as a group—476,375 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for the three years ended October 31, 2005 for the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers.

Name & Position	Year	Annual Compensation						Long-Term Compensation
		Salary		Bonus (1)		All Other (2)		Incentive Plan Payouts (3)		Restricted Stock Awards (3)		Number of Stock Options Granted (4)
Michael J. Gasser Chairman and Chief Executive Officer	2005 2004 2003	$ $ $	763,002 729,713 691,669	$ $ $	415,415 494,477 350,351	$ $ $	8,368 6,058 3,170	$ $ $	639,184 257,000 97,600	$ $ $	159,796 64,000 24,400	25,000 -0- 17,500

William B. Sparks, Jr. Director, President and Chief Operating Officer	2005 2004 2003	$ $ $	539,925 521,329 495,015	$ $ $	248,336 298,867 211,755	$ $ $	8,691 8,087 3,802	$ $ $	384,877 156,000 59,200	$ $ $	96,219 39,000 14,800	10,000 -0- 10,000

Donald S. Huml Executive Vice President and Chief Financial Officer	2005 2004 2003	$ $ $	437,279 430,019 403,390	$ $ $	200,861 243,880 156,336	$ $ $	8,368 7,152 2,653	$ $ $	312,435 128,000 45,600	$ $ $	78,108 32,000 11,400	10,000 -0- 7,500

Gary R. Martz Senior Vice President, General Counsel and Secretary; President of Soterra LLC (subsidiary company)	2005 2004 2003	$ $ $	335,001 326,268 310,250	$ $ $	139,856 170,101 120,236	$ $ $	12,103 820 425	$ $ $	217,952 89,000 35,200	$ $ $	54,488 22,000 8,800	6,000 -0- 7,500

Michael L. Roane Senior Vice President, Human Resources and Communications	2005 2004 2003	$ $ $	279,308 259,760 258,604	$ $ $	116,615 141,751 100,219	$ $ $	8,368 4,713 4,449	$ $ $	181,664 59,207 23,278	$ $ $	45,416 14,802 5,819	6,000 -0- 7,500

(1)	Bonuses were paid pursuant to the Company’s cash incentive bonus plan described below (see “—Incentive Compensation Plans”) based on the Company’s achievement of the targeted return on net assets goal. See also “Compensation Committee Report on Executive Compensation.”

(2)	With respect to Messrs. Gasser, Sparks, Huml and Roane, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance.

With respect to Mr. Martz, in 2004 and 2003, the dollar amount in the all other category relates to premiums paid for life insurance, while in 2005 the dollar amount relates to the Company match for the 401(k) plan and premiums paid for life insurance.

(3)	Incentive plan payouts were paid pursuant to the Company’s long-term incentive compensation plan described below (see “—Incentive Compensation Plans”). Payouts were made 80% in cash and 20% in restricted shares of the Company’s Class A Common Stock.

(4)	Stock options were granted under the Company’s 2001 Management Equity Incentive and Compensation Plan described below (see “—Stock Award Plan”) on September 9, 2003 and December 6, 2004.

Employment Agreements

Mr. Gasser has an employment agreement generally providing for the following: his employment as Chairman and Chief Executive Officer until 2010; his right to extend his employment on a year-to-year basis until he reaches the age of 65; his agreement to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of the Company; and the fixing of his minimum basic salary. The minimum basic salary is currently fixed at $470,000 per year.

Mr. Sparks has an employment agreement generally providing for the following: his employment as President and Chief Operating Officer until 2006; his agreement to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of the Company; and the fixing of his minimum basic salary. The minimum basic salary is currently fixed at $350,000 per year.

Incentive Compensation Plans

The Company has an annual cash incentive bonus plan (the “Cash Incentive Bonus Plan”) which is intended to provide short-term incentive compensation to participants that is linked to the profitability of the Company’s businesses. This Cash Incentive Bonus Plan, which has received stockholder approval, is intended to provide participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code. The Cash Incentive Bonus Plan is administered by a Special Subcommittee on Incentive Compensation (the “Special Subcommittee”). Among other things, the Special Subcommittee selects participants for the Cash Incentive Bonus Plan from among certain of the Company’s executive employees and determines the performance goals, target amounts and other terms and conditions of awards under the Cash Incentive Bonus Plan. Awards under the Cash Incentive Bonus Plan consist of cash amounts payable upon the achievement, during a specified performance period, of specified objective performance goals. At the beginning of a performance period for a given award, the Special Subcommittee establishes the performance goal(s) and the target amount of the award which will be earned if the performance goal(s) are achieved in full, together with any lesser amount that will be earned if the performance goal(s) are only partially achieved. After the end of the performance period, the Special Subcommittee certifies the extent to which the performance goals are achieved and determines the amount of the award that is payable. The performance goals for awards are based upon the achievement of targeted measures of return on net assets (and/or such other objective business criteria as the stockholders may approve from time to time) by the Company and/or one or more operating groups of the Company. The maximum award that may be paid to any participant for any performance period is $1.5 million times the number of twelve-month periods contained within the performance period.

The Company has a long-term incentive plan (the “Incentive Plan”) which is intended to focus management on the key measures that drive superior performance. See Proposal No. 2 regarding the proposal to approve an amendment and restatement of the Incentive Plan. The following describes the Incentive Plan as currently in effect. This Incentive Plan, which has received stockholder approval, is intended to provide participants with incentive compensation, which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code. Incentive compensation awards to participants are paid 80% in cash and 20% in restricted shares of the Company’s Class A and/or Class B Common Stock. The Special Subcommittee administers the Incentive Plan. Employees of the Company who are designated by the Special Subcommittee as “key employees” are eligible to participate and receive awards under the Incentive Plan. Prior to the beginning of each three-year performance period, the Special Subcommittee selects and establishes performance goals for that three-year performance period which, if met, will entitle participants to the payment of the incentive compensation award. The performance goals are based on targeted levels of increases in earnings per share and “free cash flow” or such other measures of performance success as the Special Subcommittee may determine. The Special Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of award opportunities based on percentage multiples of the “target incentive award,” which is the incentive compensation amount to be paid to participants when the performance criteria designated as the “100% award level” is met. The target incentive award for each participant is based on a percentage of that participant’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. Each range of performance goals may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The Special Subcommittee may also establish minimum levels of performance goal achievement below which no awards are paid to any participant. After the performance goals are established, the Special Subcommittee aligns the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period determines the “final awards” (i.e., the actual incentive compensation earned during the performance period by the participant). After establishing the performance criteria, the Special Subcommittee establishes the award opportunities for the participants, which correspond to various levels of achievement of the pre-established performance criteria. The established award opportunities vary in relation to the job classification of each participant. At the end of each performance period, the Special Subcommittee certifies the extent to which the performance criteria were met during the performance period and determines the final awards for the participants. In no event may the final award paid to any employee for any performance period exceed $6.0 million. In addition, awards to “covered employees” (the Company’s executive officers named in the Summary Compensation Table) are capped at 130% of that employee’s base salary as of the first day of a performance period.

Incentive Plan Table

Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans (2)
			Threshold	Target	Maximum
M.J. Gasser	(1)	(1)	$751,000	$751,000	$1,502,000
W.B. Sparks, Jr.	(1)	(1)	$449,000	$449,000	$898,000
D.S. Huml	(1)	(1)	$363,000	$363,000	$726,000
G.R. Martz	(1)	(1)	$253,000	$253,000	$506,000
M.L. Roane	(1)	(1)	$211,000	$211,000	$422,000

(1)	In the 2005 fiscal year, such person was selected by the Special Subcommittee to participate in the Incentive Plan for the performance period beginning November 1, 2004 and ending October 31, 2007. If the performance goals are achieved for that performance period, then awards will be made based on a percentage of such person’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. However, if such person’s average base salary during the three-year performance period exceeds by more than 130% the base salary of such person on the first day of the performance period, then such person’s average base salary for purposes of calculating the final award will be capped at 130% of such person’s base salary on the first day of the performance period.

(2)	Estimated future payouts based on such person’s salary as of December 31, 2005.

Stock Award Plan

The Company’s 2001 Management Equity Incentive and Compensation Plan (the “2001 Plan”) provides for the awarding of incentive and nonqualified stock options and restricted and performance shares of Class A Common Stock to key employees. The 2001 Plan is administered by the Company’s Stock Option Committee. The maximum number of shares that may be issued each year is determined by a formula that takes into consideration the total number of shares outstanding and is also subject to certain limits. In addition, the maximum number of shares that that may be issued under the 2001 Plan during its term for incentive stock options is 2,500,000 shares. The shares of Class A Common Stock subject to the 2001 Plan have been registered under the Securities Act of 1933 (the “Act”).

The following table sets forth certain information with respect to options to purchase Class A Common Stock granted during the fiscal year October 31, 2005, under the 2001 Plan, to each of the named executive officers:

Option Grant Table

	Individual Grants					Potential Net Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Options granted		Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Date Expires	5% (2)	10% (2)
M.J. Gasser	25,000	(1)	23%	$48.13	12/6/14	$756,717	$1,917,671
W.B. Sparks, Jr.	10,000	(1)	9%	$48.13	12/6/14	$302,687	$767,068
D.S. Huml	10,000	(1)	9%	$48.13	12/6/14	$302,687	$767,068
G.R. Martz	6,000	(1)	5%	$48.13	12/6/14	$181,612	$460,241
M.L. Roane	6,000	(1)	5%	$48.13	12/6/14	$181,612	$460,241

(1)	The options are exercisable on December 6, 2006.

(2)	The values shown are based on the indicated assumed rates of appreciation compounded annually. Actual gains realized, if any, are based on the performance of the Class A Common Stock. There is no assurance that the values shown will be achieved.

The following table sets forth certain information with the respect to the exercise of options to purchase Class A Common Stock during the fiscal year ended October 31, 2005, and the unexercised options held and the value thereof at that date, by each of the named executive officers:

Aggregate Option Exercises and Fiscal

Year-End Option Values Table

	Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Unexercised Options Held at Year-End		Value of In-The-Money Options Held at Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
M.J. Gasser	25,000	$1,009,225	190,500	25,000	$6,220,561	$321,750
W.B. Sparks, Jr.	45,000	$1,983,945	67,000	10,000	$2,200,704	$128,700
D.S. Huml	20,000	$819,765	22,500	10,000	$788,775	$128,700
G.R. Martz	10,000	$314,260	27,500	6,000	$861,525	$77,220
M.L. Roane	27,500	$974,525	15,000	6,000	$486,150	$77,220

Retirement Plans

The Supplemental Employee Retirement Plan (“SERP”) provides benefits for a select group of management employees. These executives also participate in the qualified Greif, Inc. Pension Plan. The benefit from the two plans is equal to a target percentage (ranging from 40 percent to 50 percent depending on job classification) times the executive’s three year average compensation reduced for less than 20 years of continuous service. Compensation includes salary and short-term bonus, and benefits are payable under the SERP for 15 years. Vesting under the SERP requires 10 years of service or age 65 with five years service. Below is a chart with years of service, average compensation and estimated annual retirement benefit for the named executive officers that participate in both the qualified Greif, Inc. Pension Plan and the SERP.

Name	Credited Years of Service	Compensation Used for Calculation of Annual Benefit	Estimated Annual Benefit Under Retirement Plans
M.J. Gasser	26	$1,148,209	$574,105
W.B. Sparks, Jr.	28	$771,742	$347,284
D.S. Huml	3	$623,922	$45,754
G.R. Martz	4	$446,003	$35,680
M.L. Roane	7	$385,419	$58,455

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders (1)	905,345	$30.71	(3)
Equity Compensation Plans not Approved by Security Holders (2)	73,850	$30.33	78,320

Total	979,195	$30.68

(1)	These plans include the 2001 Plan, under which shares of the Company’s Class A Common Stock may be issued, and the Incentive Plan, under which restricted shares of the Company’s Class A and Class B Common Stock may be issued, and the 2005 Outside Directors Equity Award Plan, under which shares of the Company’s Class A Common Stock may be issued. See “—Incentive Compensation Plans”, “—Stock Award Plan”, and “Director Compensation Arrangements” for a further description of these plans. Also includes the Company’s incentive stock option plan, which was replaced by the 2001 Plan. Stock options are no longer issued under this plan.

(2)	These plans include the Company’s 1996 Directors’ Stock Option Plan and 2000 Nonstatutory Stock Option Plan, under which shares of the Company’s Class A Common Stock may be issued. A further description of these plans follows these footnotes.

(3)

As of the date of this Proxy Statement, the number of shares of Class A Common Stock remaining available for future issuance under the 2005 Outside Directors Equity Award Plan is 86,000 shares. The Incentive Plan does not contain a limit on, or a formula for calculating, the number of shares available for future issuance under that Plan. The 2001 Plan contains a formula for calculating the number of shares available for future issuance under that Plan. This formula provides that the maximum number of shares which may be issued each calendar year under the 2001 Plan is equal to the sum of (a) 5.0% of the total outstanding shares as of the last day of the Company’s immediately preceding fiscal year, plus (b) any shares related to awards under the 2001 Plan that, in whole or in part, expire or are unexercised, forfeited, or otherwise not issued to a participant or returned to the Company, plus (c) any unused portion of the shares available under (a), above, for the immediately preceding two fiscal years as a result of not being made subject to a grant or award in such preceding two fiscal years. The maximum number of shares that may be issued under the 2001 Plan with respect to incentive stock options is 2,500,000 (979,195 shares remain available for future issuance under this limitation).

1996 Directors’ Stock Option Plan

The Board adopted the 1996 Directors’ Stock Option Plan on September 5, 1996. The 2005 Outside Directors Equity Award Plan replaced this Plan, and stock options are no longer issued under this Plan. Under this Plan, each outside director of the Company (a director who was not an employee of the Company or any of its subsidiaries or affiliates) was granted an option to purchase 2,000 shares of the Company’s Class A Common Stock immediately following each Annual Meeting of Stockholders. Options were granted at an exercise price equal to the market value of the Class A Common Stock on the grant date. All options were fully vested on the grant date. No option may be exercised after the expiration of 10 years after the date the option is granted. Options may not be transferred by a director except as a gift to such director’s spouse, children, grandchildren, or to the trustee of a trust for the principal benefit of one or more of such persons, or to partnerships whose only partners are one or more of such persons. The shares of Class A Common Stock subject to the 1996 Directors’ Stock Option Plan have been registered under the Act.

2000 Nonstatutory Stock Option Plan

The Board adopted the 2000 Nonstatutory Stock Option Plan on September 6, 2000. This Plan was replaced by the 2001 Plan, and stock options are no longer issued under this Plan. The 2000 Nonstatutory Stock Option Plan is administered by the Company’s Compensation Committee. Under the 2000 Nonstatutory Stock Option Plan, employees of the Company received grants of nonstatutory options (i.e., options not intended to qualify for special tax treatment under the Internal Revenue Code) to purchase shares of the Company’s Class A Common Stock. Options were granted only at exercise prices which were equal to the market value of the Class A Common Stock on the date of grant. No option may be exercised ten years after its grant date. In general, options may not be transferred by the recipient, except that the Compensation Committee may, in its sole discretion, permit transfers by the recipient to the recipient’s spouse, children, grandchildren, and certain other relatives or a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons. The shares of Class A Common Stock subject to the 2000 Nonstatutory Stock Option Plan have been registered under the Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons owning more than 10% of a registered class of the Company’s equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during its 2005 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons, except that John S. Lilak, who retired as an executive officer of the Company in 2005, failed to timely file one Form 4.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Vicki L. Avril, Daniel J. Gunsett, Judith D. Hook, Patrick J. Norton and David J. Olderman served as members of the Company’s Compensation Committee for the 2005 fiscal year. During fiscal year 2005, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf, and it anticipates retaining such firm in 2006. Mr. Gunsett is a partner of Baker & Hostetler LLP.

No executive officer of the Company served during the 2005 fiscal year as a member of a compensation committee or as a director of any entity of which any of the Company’s directors served as an executive officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is the report of the Company’s Compensation Committee, whose members are Vicki L. Avril, Daniel J. Gunsett, Judith D. Hook, Patrick J. Norton and David J. Olderman, with respect to compensation reported for 2005 as reflected in the Summary Compensation Table set forth above.

The Compensation Committee also has a Special Subcommittee, whose members are Vicki L. Avril, Judith D. Hook, Patrick J. Norton and David J. Olderman. The Special Subcommittee administers the Company’s Cash Incentive Bonus Plan and the Incentive Plan. These two plans, both of which have received stockholder approval, are intended to provide participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code. All of the members of the Special Subcommittee are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code. See “Executive Compensation—Incentive Compensation Plans” for a more detailed discussion of these plans. The Board has adopted a written charter for the Compensation Committee. All of the members of the Compensation Committee are independent directors as defined in the NYSE listing standards and meet the categorical standards of independence adopted by the Board. See “Corporate Governance-Director Independence.”

Compensation Policy; Committee Responsibilities

The Company’s compensation policy is designed to align compensation with business objectives and performance to enable the Company to attract, retain and reward individuals who contribute to the long-term success of the Company. The Company believes in a consistent policy for all individuals.

The Company realizes that to accomplish its objectives it needs to pay competitive compensation. The Compensation Committee reviews competitive positions in the market to periodically confirm the competitive nature of the compensation for the Chief Executive Officer and the Company’s other executive officers.

The Compensation Committee believes that an element of compensation must be linked to the Company’s short- and long-term performance. In that regard, the Company implemented the Cash Incentive Bonus Plan which links the annual payment of cash bonuses to the achievement of targeted return on net assets goals and the Incentive Plan which links the long-term payment of cash bonuses and stock awards to the achievement of targeted earnings per share and free cash flow goals.

The Company believes that an alignment of stockholder value with employees’ compensation is of utmost importance. The Company has addressed this concern by implementing an incentive stock option plan which is administered by the members of the Stock Option Committee. The Incentive Plan also aligns stockholder value with compensation by providing for a portion of the payouts in restricted shares.

The Compensation Committee’s responsibilities include, among other things, the following:

•	reviewing and approving the compensation of the Chief Executive Officer and reviewing the Company’s other executive officers to ensure that their compensation is consistent with the above policy; and

•	reviewing and approving the grant of stock options.

The Special Subcommittee’s responsibilities for the Cash Incentive Bonus Plan and the Incentive Plan include, among other things, the following:

•	selecting participants from among certain of the Company’s executive or key employees;

•	at the beginning of a performance period, establishing the performance goal(s) and the target amount of the awards, which will be earned if the performance goal(s) are achieved in full, together with any lesser amount that will be earned if the performance goal(s) are only partially achieved; and

•	after the end of the performance period, certifying the extent to which the performance goals are achieved and determining the amount of the awards that are payable.

Compensation of the Chief Executive Officer

In December 2005, the Compensation Committee met to review the 2005 performance of Michael J. Gasser, the Company’s Chairman of the Board and Chief Executive Officer. Consistent with the Company’s compensation policies, Mr. Gasser’s compensation package consists of three components: salary; short-term incentive payments of cash bonuses; and long-term incentive payments of cash bonuses and restricted stock awards. The policy of the Compensation Committee is to target Mr. Gasser’s salary at or near the mid point of salaries for the chief executive officers of the Company’s peer group. The Compensation Committee believes that a portion of Mr. Gasser’s compensation package should be “at-risk,” and that this is accomplished through the award of cash bonuses and stock awards pursuant to the Company’s incentive compensation plans. The Compensation Committee also attempts to establish a compensation package that appropriately balances risk and reward. Finally, the Compensation Committee attempts to establish a compensation package that is comprised of both a subjective component, such as long-term incentive stock awards, and an objective component, such as awards under the incentive compensation plans which are based on the achievement of targeted return on net assets, earnings per share and free cash flow goals.

In evaluating the performance of Mr. Gasser with respect to each of the categories of his compensation, the Compensation Committee specifically discussed and recognized the following factors: his successful implementation of the Company’s transformation to the Greif Business System; his successful leadership and development of a strategic plan and a strategic planning retreat for the Board and senior management; his professionalism, integrity and competence and overall leadership; and his ability to maintain a positive culture within the Company during a time of significant changes, including the transformation to the Greif Business System and acquisitions. None of the factors were given specific relative weight.

Based upon its evaluation of the foregoing factors, the Compensation Committee increased Mr. Gasser’s base salary to $805,000 for calendar year 2006 from $770,000 for calendar year 2005.

Under the Cash Incentive Bonus Plan, the Special Subcommittee determined that the Company had achieved the targeted return on net assets goal for the performance period ended October 31, 2005, and therefore bonuses were payable under this plan for the 2005 fiscal year. The Special Subcommittee has certified in writing the extent to which these performance goals were met during that performance period and has made final awards to Mr. Gasser and the other participants under this plan. Mr. Gasser’s final award for the performance period ended October 31, 2005, was a cash bonus of $415,415.

Under the Incentive Plan, the Special Subcommittee determined that the Company had achieved the free cash flow and the earnings per share targeted goal for the performance period ended October 31, 2005. The Special Subcommittee has certified in writing the extent to which these performance goals were met during that performance period and final awards will be made to Mr. Gasser and the other participants under this plan. Mr. Gasser’s final award for the performance period ended October 31, 2005, was a cash bonus of $639,184 and an award of restricted Class A Common Stock in the amount of $159,796.

The Compensation Committee does not anticipate granting stock options to Mr. Gasser or to any other employees during the 2006 fiscal year. Instead, the Compensation Committee anticipates increasing the percentage of the incentive compensation award paid in restricted shares if the proposal to amend and restate the Incentive Plan is approved by the Company’s stockholders. See ”Proposal No. 2—Approval of Amended and

Restated Long-Term Incentive Plan.” Currently, incentive compensation awards to Mr. Gasser and other participants in the Incentive Plan are paid 80% in cash and 20% in restricted shares of the Company’s Class A and/or Class B Common Stock. Subject to stockholder approval of the Amended and Restated Incentive Plan, the Compensation Committee has changed the incentive compensation awards for the performance period beginning November 1, 2005 and ending October 31, 2008 to be paid 50% in cash and 50% in restricted shares for the 2006 fiscal year.

Submitted by the Compensation Committee of the Board of Directors.

David J. Olderman, Committee Chairperson

Vicki L. Avril

Daniel J. Gunsett

Judith D. Hook

Patrick J. Norton

PERFORMANCE GRAPH

The following graph compares the Company’s stock performance to that of the Standard and Poor’s 500 Index and the Company’s industry group (Peer Index). The graph does not purport to represent the value of the Company.

The Peer Index is comprised of the containers and packaging index as shown by Dow Jones.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible to monitor and review the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. In fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the Company’s 2005 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Throughout the year, the Audit Committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to § 404 of the Sarbanes-Oxley Act of 2002, reviewed a report from management and internal audit regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed an attestation report from Ernst & Young LLP regarding the effectiveness of internal control over financial reporting.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets separately with the internal and independent auditors, with and without management present, and separately with management, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during the 2005 fiscal year, and each member of the Audit Committee attended at least 75% of the meetings.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2005 fiscal year for filing with the Securities and Exchange Commission. The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the 2006 fiscal year.

As discussed above, the Audit Committee is responsible to monitor and review the Company’s financial reporting process. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the Company’s independent accountants are in fact “independent.”

The Audit Committee receives regular reports from the Company’s compliance officer with respect to matters coming within the scope of the Company’s Code of Business Conduct and Ethics. The Chief Executive Officer and the principal financial officers have each agreed to be bound by the Code of Business Conduct and Ethics and the Sarbanes-Oxley Act mandated Code of Ethics for Senior Financial Officers. The Company has also implemented and applied the Code of Business Conduct and Ethics throughout the Company. It also has in place procedures for the receipt of complaints concerning the Company’s accounting, internal accounting controls, or auditing practices, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing practices.

The Board has adopted a written charter for the Audit Committee. All of the members of the Audit Committee meet the categorical standards of independence adopted by the Board and are independent directors as defined in the NYSE listing standards and the applicable regulations of the Securities and Exchange Commission. See “Corporate Governance-Director Independence.”

Submitted by the Audit Committee of the Board of Directors.

Patrick J. Norton, Committee Chairman

Vicki L. Avril

Judith D. Hook

David J. Olderman

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent accountants. As part of this responsibility, the Audit Committee is required to pre-approve the audit and permissible non-audit services performed by the independent accountants in order to assure that such services do not impair the accountants’ independence from the Company. The Securities and Exchange Commission has issued rules specifying the types of services that independent accountants may not provide to their audit client, as well as the audit committee’s administration of the engagement of the independent accountants. Accordingly, the Audit Committee has adopted a Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions under which services proposed to be performed by the independent accountants must be pre-approved.

Pursuant to the Policy, certain proposed services may be pre-approved on a periodic basis so long as the services do not exceed certain pre-determined cost levels. If not pre-approved on a periodic basis, proposed services must otherwise be separately pre-approved prior to being performed by the independent accountant. In addition, any proposed services that were pre-approved on a periodic basis but later exceed the pre-determined cost level would require separate pre-approval of the incremental amounts by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee for proposed services to be performed by the independent accountants for up to $100,000. Pursuant to such Policy, in the event the Chairperson pre-approves services, the Chairperson is required to report decisions to the full Audit Committee at its next regularly-scheduled meeting.

INDEPENDENT AUDITOR FEE INFORMATION

Ernst & Young LLP served as the independent public accountants of the Company for the fiscal year ended October 31, 2005. It is currently expected that a representative of Ernst & Young LLP will be present at the 2006 Annual Meeting of Stockholders, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions from stockholders. The Company’s Audit Committee has selected Ernst & Young LLP as the Company’s independent public accountants for its fiscal year 2006.

All services to be provided by Ernst & Young LLP are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. See “Audit Committee Pre-Approval Policy.” Aggregate fees billed to the Company for each of the last two fiscal years by Ernst & Young LLP were as follows:

Audit Fees

Fees for audit services for the 2005 and 2004 fiscal years were $4,344,000 and $1,896,000, respectively. These amounts include fees for professional services rendered by Ernst & Young LLP associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q and the audit effectiveness of the Company’s internal control over financial reporting for fiscal 2005, Securities and Exchange Commission registration statements and filings, and certain statutory audits required internationally.

Audit-Related Fees

Fees for audit-related services rendered by Ernst & Young LLP for the 2005 and 2004 fiscal years were $379,000 and $416,000, respectively. Audit-related services principally relate to consultations on internal controls in preparation for §404 attestation, audits of employee benefit plans and other accounting consultations.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, rendered by Ernst & Young LLP for the 2005 and 2004 fiscal years totaled $508,000 and $846,000, respectively.

All Other Fees

The Company incurred fees of $24,000 and $23,000 for all other products and services in the 2005 and 2004 fiscal years. The fees in 2005 and 2004 primarily related to corporate support services in Europe.

None of the services described under the headings “—Audit-Related Fees,” “—Tax Fees,” or “—All Other Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 CFR 210.2-01 (c)(7)(i)(C).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During fiscal year 2005, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf. Daniel J. Gunsett, a partner in that firm, is a director of the Company and a member of the Compensation, Executive, Nominating and Corporate Governance, Stock Option and Stock Repurchase Committees. The Company anticipates retaining Baker & Hostetler LLP in 2006. The Board has affirmatively determined that Mr. Gunsett meets the categorical standards of independence adopted by the Board and is an independent director as defined in the NYSE listing standards. See “Corporate Governance-Director Independence.”

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders (scheduled for February 26, 2007) must be received by the Company for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a stockholder intends to present a proposal at the 2007 Annual Meeting of Stockholders, but does not seek to include such proposal in the Company’s Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2007 Annual Meeting of Stockholders will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company’s Proxy Statement or form of proxy. Furthermore, stockholders must follow the procedures set forth in Article I, Section 8, of the Company’s Amended and Restated By-Laws in order to present proposals at the 2007 Annual Meeting of Stockholders.

OTHER MATTERS

The proxy enclosed with this Proxy Statement is solicited from Class B stockholders by and on behalf of the Management of the Company. A person giving the proxy has the power to revoke it.

The expense for soliciting proxies for this Annual Meeting of Stockholders is to be paid by the Company. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation for doing so other than their regular salaries.

Management knows of no matters to be presented at the Annual Meeting of Stockholders other than the above proposals. However, if any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

/s/ Gary R. Martz
Gary R. Martz
January 20, 2006	Secretary

EXHIBIT A

GREIF, INC.

AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN

Article 1.	Establishment and Purpose

1.1. Establishment of Plan. The Greif, Inc. Amended and Restated Long-Term Incentive Plan (the “Plan”) amends, restates and continues the previously established Greif Bros. Corporation Long-Term Incentive Plan, as amended (the “Prior Plan”). The Prior Plan became effective as of May 1, 2001. No Performance Period under this Plan shall end after October 31, 2015, and this Plan shall remain in effect until the payment of any Final Award in connection therewith; provided, however, that this Plan may be terminated by the Board or the Committee.

The Plan shall become effective as of January 1, 2006, subject to approval of the Plan by holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the State of Delaware within 12 months following adoption of the Plan by the Board. If the Plan is not approved by stockholders, as described in the preceding sentence, within 12 months following its adoption by the Board, then the Prior Plan shall continue in full force and effect without change thereto.

1.2. Purpose. The primary purposes of the Plan are to:

(a) Retain, motivate and attract top caliber executives;

(b) Focus management on key measures that drive superior performance and thus, creation of value for the Company;

(c) Provide compensation opportunities that are externally competitive and internally consistent with the Company’s total compensation strategies; and

(d) Provide award opportunities that are comparable in both character and magnitude to those provided through stock-based plans.

Article 2.	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

2.1. “Adopted Child” or “Adopted Children” means one or more persons adopted by court proceedings, the finality of which is not being contested at the time of the Participant’s death.

2.2. “Award Opportunity” means the various levels of incentive compensation, payable in cash and/or Shares, which a Participant may earn under the Plan, as established by the Committee pursuant to Article 4 herein.

2.3 “Base Salary” shall have the meaning set forth in Section 4.4

2.4. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5. “Child” or “Children” means a Participant’s natural and Adopted Children living or deceased on the date of the Participant’s death. A Child who was conceived but not yet born on the date of the Participant’s death shall be regarded for purposes of the Plan as though such Child were living on that date, but only if such Child survives birth.

2.6. “Code” means the Internal Revenue Code of 1986, as amended.

2.7. “Committee” means the Special Subcommittee on Incentive Compensation, comprised of two (2) or more individuals appointed by the Board to administer the Plan, in accordance with Article 8.

2.8. “Company” means Greif, Inc., formerly known as Greif Bros. Corporation, or any successor thereto.

2.9. “Covered Employee” means any Participant who is, or who is determined by the Committee to be likely to become, a “covered employee” within the meaning of Code 162(m).

2.10. “Descendants” mean legitimate descendants of whatever degree, including descendants both by blood and Adopted Children.

2.11. “Disability” shall have the meaning ascribed to such term in the long term disability plan maintained by the Participant’s employer at the time that the determination regarding Disability is made hereunder.

2.12. “Effective Date” means May 1, 2001, as to the Prior Plan and January 1, 2006, as to this Amended and Restated Plan.

2.13. “Employee” means any employee of the Company. Directors who are not employed by the Company shall not be considered Employees under the Plan.

2.14. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15. “Final Award” means the actual incentive compensation earned during a Performance Period by a Participant, as determined by the Committee following the end of the Performance Period.

2.16. “Final Award Document” means the document given by the Company to a Participant setting forth the terms and provisions applicable to such Participant’s Final Award, determined in accordance with Articles 4 and 5.

2.17. “Participant” means an Employee who meets the eligibility requirements of Article 3 with respect to one or more Performance Periods.

2.18. “Performance Criteria” shall have the meaning set forth in Article 4.

2.19. “Performance Period” means the consecutive and overlapping three-year cycles beginning on each November 1st during the term of the Plan.

2.20. “Period of Restriction” means the period during which the transfer of Restricted Shares is limited based on the passage of time, as determined by the Committee in its sole discretion.

2.21. “Plan” means this Greif, Inc. Amended and Restated Long-Term Incentive Plan, as hereafter amended from time to time.

2.22. “Restricted Shares” means the portion of a Final Award granted to a Participant in accordance with Article 4, which is payable in Shares in accordance with Article 5.

2.23. “Rule 16b-3” means Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act.

2.24. “Share” means a share of the Company’s no par value Class A and/or Class B common stock.

2.25. “Target Incentive Award” means the incentive compensation amount, or formula to determine such amount, to be paid to Participants when the Performance Criteria designated as the “100% Award Level” are met, as established by the Committee for a Performance Period.

Article 3.	Eligibility and Participation

3.1. Eligibility. All Employees who are designated by the Committee to be key Employees shall be eligible to receive an Award Opportunity under the Plan. In general, an Employee may be designated as a key Employee if such Employee is responsible for or contributes to the management, growth, and/or profitability of the business of the Company in a material way.

3.2. Participation. Participation in the Plan shall be determined annually or for each Performance Period by the Committee based upon the criteria set forth in Section 3.1 herein. Employees who are chosen to participate in the Plan for any given Performance Period shall be so notified in writing, and shall be apprised of the Performance Criteria and related Award Opportunities determined for them for the relevant Performance Period, as soon as is practicable after such Award Opportunities are established.

3.3. Partial Performance Period Participation. An Employee who becomes eligible after the beginning of a Performance Period may participate in the Plan for that Performance Period. Such situations may include, but are not limited to (a) new hires; or (b) when an Employee is promoted from a position which did not previously meet the eligibility criteria.

The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial Performance Period of eligibility for any of the aforementioned Employees.

3.4. No Right to Participate. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, whether or not he or she previously participated in the Plan.

Article 4.	Award Determination

4.1. Performance Criteria. Prior to the beginning of each Performance Period, or as soon as practicable thereafter (but in no event later than 90 days following the first day of the Performance Period), the Committee shall select and establish performance goals for that Performance Period, which, if met, will entitle Participants to the payment of the Award Opportunities. Such performance goals shall be established without regard to length of service with the Company, and shall be based on targeted levels of increase in (a) earnings per share, and (b) free cash flow, as hereinafter defined, or (c) such other measures of performance success as the Committee may determine. For purposes of the Plan, “free cash flow” means the Company’s net cash provided by operating activities for the Performance Period, subject to such adjustments that the Committee determines are necessary or proper to reflect accurately the free cash flow of the Company.

For each Performance Period, the Committee may, in its discretion, establish a range of performance goals which correspond to, and will entitle Participants to receive, various levels of Award Opportunities based on percentage multiples of the Target Incentive Award. Each performance goal range shall include a level of performance designated as the “100% Award Level” at which the Target Incentive Award shall be earned. In addition, each range may include levels of performance above and below the one hundred percent (100%) performance level, ranging from a minimum of 0% to a maximum of 200% of the Target Incentive Award.

After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 4.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Performance Period will determine the Final Awards.

4.2. Award Opportunities. As soon as practicable after establishing Performance Criteria in accordance with Section 4.1 above, but in no event later than 90 days following the first day of each Performance Period, the Committee shall establish, in writing, Award Opportunities, which correspond to various levels of achievement of the pre-established Performance Criteria. The established Award Opportunities shall vary in relation to the job classification of each Participant. In the event a Participant changes job levels during a Performance Period, the Participant’s Award Opportunity may, subject to Section 4.3 below, be adjusted to reflect the amount of time at each job level during the Performance Period.

4.3. Adjustment of Performance Criteria. Once established, the Performance Criteria normally shall not be changed during the Performance Period. However, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, or that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria unsuitable, then the Committee may approve appropriate adjustments to the Performance Criteria (either up or down) during the Performance Period as such criteria apply to the Award Opportunities of specified Participants; provided, however, that no modification shall be made in the case of any award to a Participant who is, or is determined by the Committee to be likely to become, a Covered Employee if the effect would be to cause the award to fail to qualify for the performance-based exception to Code Section 162(m). In addition, at the time the award subject to Performance Criteria is made and Performance Criteria are established, the Committee is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into account certain factors over which Participants have no or limited control, including market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary charges to income.

4.4. Final Award Determinations. Subject to the provisions of Section 6.3, at the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Criteria were met during the Performance Period. Thereafter, the Committee shall determine and compile Final Awards for each Participant. Final Award amounts shall be described in the Final Award Documents, and may vary above or below the Target Incentive Award based on the level of achievement of the pre-established corporate, divisional, and/or individual performance goals, provided, however, that the range of such variance shall be between 0% and 200% of the Target Incentive Award in accordance with the pre-established performance goal ranges.

The Target Incentive Award for each Participant will be a percentage of that Participant’s average base salary (exclusive of any bonus and other benefits) (the “Base Salary”) during the Performance Period; provided, however, that in the event that a Covered Employee’s average Base Salary during the Performance Period exceeds by more than 130% the Base Salary of that Covered Employee on the first day of the Performance Period, such Covered Employee’s average Base Salary for purposes of calculating the Final Award shall be capped at 130% of such Covered Employee’s Base Salary on the first day of the Performance Period. In addition, in no event shall the Final Award paid to any Employee under the Plan for any Performance Period exceed $6,000,000.

4.5. Threshold Levels of Performance. The Committee may establish minimum levels of performance goal achievement under the Performance Criteria, below which no payouts of Final Awards shall be made to any Participant.

4.6. Performance Criteria Applicable to Covered Employees. Notwithstanding any other provision herein to the contrary, the Performance Criteria applicable to any Participant who is, or who is determined by the Committee to be likely to become, a Covered Employee shall be limited to growth, improvement or attainment of certain levels of:

(a) return on capital, equity, or operating costs;

(b) economic value added;

(c) margins;

(d) total stockholder return on market value;

(e) operating profit or net income;

(f) cash flow, earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation and amortization;

(g) sales, throughput, or product volumes; and/or

(h) costs or expenses.

Such Performance Criteria may be expressed either on an absolute basis or relative to other companies selected by the Committee. This Section 4.6 is intended to ensure compliance with the exception from Code Section 162(m) for qualified performance-based compensation, and shall be construed, applied and administered accordingly.

Article 5.	Payment of Final Awards

5.1. Form and Timing of Payment.

(a) Generally. Each Participant’s Final Award shall be paid in a combination of cash, in one lump sum, and Restricted Shares, as determined by the Committee no later than the time the relevant Performance Criteria and Award Opportunities were established , no sooner than 75 days after the end of each Performance Period and no later than the 15th day of the third month after the end of the taxable year of the Participant in which the Final Award was earned. The number of Restricted Shares awarded shall be based on the average closing price of such Restricted Shares during the ninety (90) day period preceding the last trading day that precedes the day that the Performance Criteria for the applicable Performance Period were established, rounded down to the next nearest whole share. The Committee, in its sole discretion, shall determine whether an award of Restricted Shares shall be Class A, Class B, or a combination of Class A and Class B Shares.

(b) Transfer of Restricted Shares. A Participant may not sell, transfer, pledge, assign, or otherwise alienate or hypothecate Restricted Shares granted hereunder until the end of the applicable Period of Restriction, as set forth in the Participant’s Final Award Document. All rights with respect to Restricted Shares granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant. The Company shall retain the certificates representing Restricted Shares in the Company’s possession until such time as the applicable Periods of Restriction have expired. Restricted Shares awarded under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction, subject to any applicable securities laws.

5.2. Unsecured Interest. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive cash or Restricted Shares under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

Article 6.	Termination of Employment

6.1. Termination of Employment Due to Death, Disability, or Retirement. In the event a Participant’s employment is terminated by reason of death, Disability, or “retirement” (as determined by the Committee), the Final Award determined in accordance with Section 4.4 herein shall be reduced to reflect participation prior to termination only. The reduced award shall be determined by multiplying said Final Award by a fraction, the numerator of which is the number of days of employment in the Performance Period through the date of employment termination, and the denominator of which is the number of days in the Performance Period. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied. The Final Award thus determined shall be paid as soon as practicable and reasonable following the end of the Performance Period in which employment termination occurs, but in no event shall such amount be paid sooner than 75 days after the end of such Performance Period nor later than the 15th day of the third month after the end of the taxable year of the Participant in which the Final Award was earned.

6.2. Beneficiary Designations.

(a) General. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before such Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

(b) Invalidity of Powers of Attorney. The Plan shall not recognize beneficiary designations made on a Participant’s behalf by the Participant’s attorney in fact, or by any person acting under a power of attorney or any instrument by which the Participant has appointed another person as his or her agent, thereby conferring upon him or her the authority to perform certain specified acts on the Participant’s behalf.

(c) Failure of Beneficiary Designation. In the absence of a beneficiary designation made by the Participant in accordance with Section 6.2(a), or if the beneficiary named by a Participant predeceases him or her, then the Committee shall pay any benefits remaining unpaid at the Participant’s death to the Participant’s surviving spouse. If the Participant has no surviving spouse at his or her date of death, then the Committee shall pay the remaining benefit hereunder to the Participant’s Children per capita and to any deceased Child’s Descendants per stirpes. If no spouse, Children or Descendants survive the Participant, then the Committee shall pay any remaining benefits hereunder to the Participant’s estate.

6.3. Termination of Employment for Other Reasons. In the event a Participant’s employment is terminated before the date payment of the Final Award is made for any reason other than death, Disability, or “retirement” as described in Section 6.1, all of the Participant’s rights to any unpaid Final Award shall be forfeited.

Article 7.	Rights of Participants

7.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

7.2. Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

7.3. Stockholder Rights. No Participant shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Restricted Shares to be awarded under the Plan until such Participant shall have become the holder thereof. Notwithstanding the foregoing sentence, a Participant who has received a Final Award shall have the following rights during the Period of Restriction:

(a) Voting Rights. Such Participants may exercise full voting rights with respect to Restricted Shares.

(b) Dividends and Other Distributions. Such Participants shall receive regular cash dividends paid by the Company with respect to the underlying Shares while they are so held.

7.4. Foreign Participants. Subject to the provisions of Section 4.3, the Committee may, in order to fulfill the Plan purposes and without amending the Plan, modify Award Opportunities granted to Participants who are foreign nationals or employed outside the United States to the extent necessary to recognize differences in local law, tax policy or custom.

Article 8.	Administration

8.1. The Committee. The Committee, as defined in Section 2.6, shall administer the Plan. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board. All Committee members shall be members of the Board, and must be “non-employee directors,” as such term is described in Rule 16b-3, if and as such Rule is in effect, and “outside directors” within the meaning of Code Section 162(m). Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. The Board shall fill vacancies in the Committee.

8.2. Authority of the Committee.

(a) General. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Award Opportunities and Final Awards; determine the terms and conditions of Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 4 herein) amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan. As permitted by law, the Board, the Compensation Committee of the Board, and the Committee may employ attorneys, consultants, accountants, appraisers and other persons, and may delegate as appropriate its authorities as identified hereunder. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or evaluations of any such persons.

(b) Facility of Payment. If the Committee deems any person entitled to receive any amount under the provisions of the Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its sole discretion, take any one or more of the following actions:

(i) apply such amount directly for the comfort, support and maintenance of such person;

(ii) reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

(iii) pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be; or

(iv) with respect to any amount due to a minor, deposit such amount to his or her credit in any savings or commercial bank of the Committee’s choice, direct that such distribution be paid to the legal guardian, or if none, to a parent of such person or a responsible adult with whom the minor maintains his or her residence, or to the custodian for such person under the Uniform Gift to Minors Act or Gift to Minors Act, if such payment is permitted by the laws of the state in which the minor resides.

Payment pursuant to this Section 8.2(b) shall fully discharge the Company, the Board, the Compensation Committee of the Board, the Committee, and the Plan from further liability on account thereof.

8.3. Majority Rule. The Committee shall act by a majority of its members.

8.4. Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

8.5. Indemnification. Each person who is or shall have been a member of the Committee, the Compensation Committee of the Board, or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 9.	Amendments

The Board or the Committee, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that:

(a) no such modification, amendment, suspension, or termination may, without the consent of a Participant materially reduce the right of a Participant to a payment or distribution hereunder to which he or she has already become entitled, as determined under Sections 4.4 and 6.3; and

(b) no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment and prior to payment of any compensation pursuant to such amendment, where such amendment will make any change which may require stockholder approval under the rules of any exchange on which Shares are traded, or in order for awards granted under the Plan to qualify for an exception from Code Section 162(m).

No Award Opportunity may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Award Opportunities be granted for any Performance Period ending after October 31, 2015.

Article 10. Miscellaneous

10.1. Regulations and Other Approvals; Governing Law.

(a) The obligation of the Company to deliver Shares with respect to any Final Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The portion of each Final Award payable in Restricted Shares is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of Restricted Shares, no such Shares will be issued unless such consent or approval has been effected or obtained free of any conditions and as acceptable to the Committee.

(c) In the event that the disposition of Restricted Shares acquired under the Plan is not covered by a then current registration statement under the Exchange Act and is not otherwise exempt from registration, such Shares shall be restricted against transfer to the extent required by the Exchange Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

10.2. Choice of Law. The Plan and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflicts of law.

10.3. Withholding Taxes. The Company shall have the right to deduct from all cash payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to any Final Award.

10.4. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

10.5. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.6. Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

10.7. Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.8. Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates. Any reference to a section (other than to a section of the Plan) shall also include a successor to such section.

Executed on February     , 2006

GREIF, INC.

By:
Title:	Chairman and Chief Executive Officer

GREIF, INC.

CLASS B PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS

CALLED FOR FEBRUARY 27, 2006

This Proxy is Solicited on Behalf of Management

The undersigned, being the record holder of Class B Common Stock and having received the Notice of Annual Meeting of Stockholders and the Proxy Statement related thereto dated January 20, 2006, hereby appoints Michael J. Gasser, Vicki L. Avril, Charles R. Chandler, Michael H. Dempsey, Daniel J. Gunsett, Judith D. Hook, Patrick J. Norton and William B. Sparks, Jr., and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif, Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00 A.M., local time, on February 27, 2006, and at any adjournment thereof, as follows:

1.	FOR ☐ OR AGAINST ☐ THE ELECTION OF ALL NOMINEES LISTED BELOW (except as marked to the contrary below):

Michael J. Gasser Michael H. Dempsey Judith D. Hook	Vicki L. Avril Bruce A. Edwards Patrick J. Norton	Charles R. Chandler Daniel J. Gunsett William B. Sparks, Jr.

Instruction: To withhold authority to vote for any individual nominee, strike a line through his or her name.

2.	PROPOSAL TO APPROVE THE COMPANY’S AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

The Shares represented by this proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if this proxy is signed and returned and no instructions are given, this proxy will be voted to elect all of the nominees for directors as set forth in Item 1, above, for approval of the Company’s Amended and Restated Long-Term Incentive Plan, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting of Stockholders.

Record Holder	Number of Class B Shares Held

Dated , 2006

Please date and sign proxy exactly as your name appears above, joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.